Amendment
dated May 18, 2015
to the Distribution Plan
dated April 11, 2003, as Amended

Amendment to
EXHIBIT A
to the
DISTRIBUTION PLAN
dated April 11, 2003, as amended,

The following amendment is made to Exhibit A of the Distribution Plan dated April 11, 2003, as amended (the “Agreement”), and is hereby incorporated into and made a part of the Agreement:

Exhibit A of the Agreement is amended, effective May 18, 2015, to read as follows:

EXHIBIT A

Dated April 11, 2003
as last amended May 18, 2015

Rydex ETF Trust
Distribution Fees

Funds
Rydex S&P 500® Equal Weight ETF
Rydex Russell Top 50® Mega Cap ETF
Rydex S&P 500® Pure Growth ETF
Rydex S&P 500® Pure Value ETF
Rydex S&P MidCap 400® Pure Growth ETF
Rydex S&P MidCap 400® Pure Value ETF
Rydex S&P SmallCap 600® Pure Growth ETF
Rydex S&P SmallCap 600® Pure Value ETF
Rydex S&P 500® Equal Weight Consumer Discretionary ETF
Rydex S&P 500® Equal Weight Consumer Staples ETF
Rydex S&P 500® Equal Weight Energy ETF
Rydex S&P 500® Equal Weight Financials ETF
Rydex S&P 500® Equal Weight Health Care ETF
Rydex S&P 500® Equal Weight Industrials ETF
Rydex S&P 500® Equal Weight Materials ETF
Rydex S&P 500® Equal Weight Technology ETF
Rydex S&P 500® Equal Weight Utilities ETF
Russell MidCap Equal Weight ETF
Russell 1000® Equal Weight ETF
Russell 2000® Equal Weight ETF
MSCI Emerging Markets Equal Weight Country ETF
Rydex S&P 500® Equal Weight Real Estate ETF

Distribution Fees

Distribution Services............... twenty-five basis points (.25%)

Calculation of Fees

Distribution fees are based on a percentage of the Funds’ average daily net assets     attributable to Shares of the Funds.

Additions are noted in bold.